Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Paylocity Holding Corporation:

We consent to the incorporation by reference in the registration statement (No. 333‑194840, No. 333-201983, No. 333-209520, No. 333-216001 and No. 333-222959) on Form S-8 of Paylocity Holding Corporation and subsidiaries (the Company) of our report dated August 10, 2018, with respect to the consolidated balance sheets of the Company as of June 30, 2017 and 2018, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of June 30, 2018, which report appears in the June 30, 2018 annual report on Form 10-K of Paylocity Holding Corporation.

/s/ KPMG LLP

Chicago, Illinois
August 10, 2018